UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 1, 2026

MicroVision, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18390 NE 68th Street

Redmond, Washington 98052

(Address of principal executive offices) (Zip code)

(425) 936-6847

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 1, 2026, MicroVision, Inc., a Delaware corporation (the “Company” or “MicroVision”), issued a press release announcing that it plans to seek approval for an amendment to the Company’s certificate of incorporation to provide MicroVison’s Board of Directors with the right to effect a reverse stock split of the Company’s common stock, par value $0.01 per share, at a ratio of not less than 1-for-5 or more than 1-for-15, with the exact ratio to be determined by the Board of Directors. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

MicroVision’s Board of Directors has set May 28, 2026 as the record date for shareholders entitled to vote at the Annual Meeting of Shareholders. The time and other details regarding the Annual Meeting will be communicated to shareholders via preliminary and definitive proxy materials which will be filed with, and will be subject to review by, the U.S. Securities and Exchange Commission (the “SEC”).

Solicitation Material

This communication may be deemed to be solicitation material in connection with the proposal to be submitted to MicroVision shareholders at its Annual Meeting seeking approval of an amendment to the Company’s certificate of incorporation to effect a reverse stock split. In connection with the proposal, MicroVision plans to file a preliminary proxy statement on Schedule 14A with the SEC. The Company expects to file its definitive proxy material in due course. Shareholders are encouraged to read the preliminary proxy statement and all other relevant documents filed with the SEC when they become available, including the definitive proxy statement, because they will contain important information about the proposal. Shareholders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC at the SEC’s website (www.sec.gov) or from the Company by accessing information included on the Investor Relations website (ir.microvision.com).

MicroVision and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposal to be submitted to MicroVision’s shareholders at its 2026 Annual Meeting of Shareholders. Information about the directors and executive officers of MicroVision is set forth in its Annual Report on Form 10-K filed with the SEC on March 4, 2026, as amended (the “2025 Form 10-K”), under the heading “Directors, Executive Officers and Corporate Governance.” Investors may obtain additional information regarding the interests of such participants by reading the 2025 Form 10-K, the preliminary proxy statement and the definitive proxy statement, when it becomes available. MicroVision has also retained Saratoga Proxy Consulting LLC to assist in the solicitation of proxies at an estimated cost of $10,000 plus expenses.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Pursuant to the rules and regulations of the SEC, the attached exhibit is deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description
99.1	Press Release of MicroVision, Inc. dated June 1, 2026
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Drew G. Markham
Senior Vice President, General Counsel and Secretary

Dated: June 1, 2026